UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2020

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2020, TopBuild Corp. announced that as part of its succession planning, Gerald Volas, 65, Chief Executive Officer (“CEO”) and member of the Board of Directors of TopBuild Corp. (the “Company”), will retire from the Company and the Board of Directors on December 31, 2020 (the “Succession Date”), and that Robert Buck, 50, currently serving as President and Chief Operating Officer of the Company, will succeed Mr. Volas as Chief Executive Officer and be appointed to the Board of Directors of the Company as of January 1, 2021. Until the Succession Date, Mr. Volas will continue to serve as CEO and a member of the Board of Directors of the Company. To ensure an orderly transition, following the Succession Date, the parties intend that Mr. Volas will continue to be employed by the Company as a nonexecutive employee of the Company in the position of special advisor to the CEO until June 30, 2021.

Mr. Buck has served as the Company’s President and Chief Operating Officer since June 2015. Mr. Buck served as Group Vice President of Masco Corporation from 2014 until June 2015. In this position, Mr. Buck was responsible for the Installation and Other Services Segment consisting of both Masco Contractor Services and Service Partners. Mr. Buck served as President and Chief Executive Officer of Masco Contractor Services from 2011 until June 2015. Mr. Buck began his career with Masco in 1997 at Liberty Hardware Mfg. Corp., where he spent eight years in several operations leadership roles and worked extensively in international operations. Mr. Buck became Executive Vice President in 2005 and helped lead the merger of another Masco company with Liberty Hardware before being promoted to the office of President in 2007. Mr. Buck holds a Bachelor of Science degree in Information Systems and Operations Management, and a Masters in Business Administration from the University of North Carolina at Greensboro.

There is no arrangement or understanding between Mr. Buck and any other persons pursuant to which Mr. Buck was selected as an officer or director. There are no family relationships between Mr. Buck and any director or executive officer of the Company, and no transactions involving Mr. Buck that would require disclosure under Item 404(a) of Regulation S-K.

Volas Employment and Retirement Transition Agreement

In connection with Mr. Volas’s transition, the Company and Mr. Volas entered into an employment and retirement transition agreement (the “Volas Agreement”) on January 9, 2020 (the "Effective Date"). At the request of the Board to facilitate a smooth transition, Mr. Volas will resign as CEO and director as of the Succession Date. From the Succession Date to June 30, 2021 (unless sooner terminated in accordance with the terms of the Volas Agreement, the “Post-Succession Period”), Mr. Volas will serve as a nonexecutive employee of the Company in the position of special advisor to the CEO on a part-time basis.

The Volas Agreement provides that Mr. Volas:

•	will continue to serve as CEO on the same terms and conditions, including the terms and conditions of his current Severance Agreement, through the Succession Date;

•	will continue to be eligible for an annual bonus and long-term incentive grant for fiscal year 2020 (including a grant of performance shares, which will continue to vest during the applicable performance period following Mr. Volas' retirement);

•	during the Post-Succession Period, will continue to receive the same base salary rate as in effect at the Succession Date;

•	during the Post-Succession Period, will continue to be eligible for compensation and benefit plans provided by the Company to similarly situated employees (other than paid time off); and

•	will not be eligible for an annual bonus opportunity or long-term incentive grant in respect of fiscal year 2021.

The Volas Agreement is contingent on Mr. Volas executing a release of claims in favor of the Company within twenty-one (21) days of the Effective Date (and not revoking such release). In addition, in order to retain the benefits under the Volas Agreement, Mr. Volas must re-execute and not revoke the release within the 15 days prior to June 30, 2021.

Contemporaneously with the Volas Agreement, Mr. Volas entered into a new restrictive covenant agreement, pursuant to which Mr. Volas will be bound, while employed by the Company and for 36 months following his termination of employment, by a non-competition provision and a provision for the non-solicitation of employees, contractors and customers.

The Change in Control and Severance Agreement (the “Severance Agreement”) entered into between the Company and Mr. Volas as of March 1, 2016, included as Exhibit 10.11 to the Company’s Form 10-K filed on March 3, 2016, will remain in full force until the Succession Date at which point the Severance Agreement will cease to be of effect, other than certain Severance Agreement provisions relating to accelerated vesting and the extended post-termination exercise period of equity awards in connection with retirement.

The foregoing description of the Volas Agreement is qualified in its entirety by reference to the full text of the Volas Agreement, which is filed as Exhibit 10.1 to this Current Report.

No changes have been made to the existing compensatory arrangements between the Company and Mr. Buck, and Mr. Buck will continue to participate in the Executive Severance Plan (included as Exhibit 10.10 to the Company's Form 10-K filed on March 3, 2016). Any future changes to such compensatory arrangements will be reported on a subsequent Current Report on Form 8-K.

This disclosure may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Item 7.01.  Regulation FD Disclosure.

On January 10, 2020, the Company issued a press release announcing Mr. Volas’s planned retirement as CEO of the Company and the appointment of Mr. Buck as his successor. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report.

The information in the press release and in this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act except to the extent such other filing specifically incorporates such information by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	Employment and Retirement Transition Agreement between TopBuild Corp. and Gerald Volas, dated as of January 9, 2020.
99.1	Press release issued by TopBuild Corp., dated January 10, 2020, announcing the CEO Succession Plan.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Donald E. Walther
		Name:	Donald E. Walther
		Title:	VP General Counsel & Corporate Secretary
Dated: January 10, 2020

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